                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 PEAPOD, INC.
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            (Exact name of registrant as specified in its charter)



       DELAWARE                                               36-4118175
-----------------------                                -------------------------
(State of incorporation                                    (I.R.S. Employer
   or organization)                                       Identification No.)



          1033 University Place, Suite 375, Evanston, Illinois  60201
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              (Address of principal executive offices) (Zip Code)


If this Form relates to                         If this Form relates to
the registration of a                           the registration of a class
class of debt securities                        of debt securities and is to
and is effective upon                           become effective
filing pursuant to General                      simultaneously with the
Instruction A(c)(1) please                      effectiveness of a concurrent
check the following box. [ ]                    registration statement under
                                                the Securities Act of 1933
                                                pursuant to General
                                                Instruction A(c)(2) please
                                                check the following box. [ ]



       Securities to be registered pursuant to Section 12(b) of the Act:
                                     None
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       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.01 par value, including
                  associated Preferred Stock Purchase Rights
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                               (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The description (the "Description") of the Registrant's Common Stock, par value, $.01 per share, and the associated preferred stock purchase rights (the "Rights") appearing under the caption "Description of Capital Stock" in the Registrant's Preliminary Prospectus, dated May 12, 1997, included in its Registration Statement on Form S-1, as amended (File No. 333-24341), is incorporated herein by reference. Any subsequent amendment or any report filed for the purpose of updating the description, and any description of the Common Stock or Rights appearing under the caption "Description of Capital Stock" in the Prospectus to be filed pursuant to Rule 424(b) under the Securities Act, relating to Registration Statement No. 333-24341, are deemed to be incorporated herein by reference.

          There is no established public trading market for the Common Stock or the associated Rights. The Common Stock has aplied for quotation of the Common Stock on the Nasdaq National Market.

ITEM 2.   EXHIBITS

Exhibit No.                   Description
-----------                   -----------

     1 The Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-24341).

     2 The Registrant's Restated By-laws are hereby incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-24341).

     3 The form of Stockholders Rights Plan is hereby incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-24341).
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 12, 1997



                                        PEAPOD, INC.



                                        By: /s/ John C. Walden
                                           ------------------------------
                                           John C. Walden
                                           Executive Vice President,
                                             Finance and Business
                                             Development
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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                Description
-----------                -----------

     1 The Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-24341).

     2 The Registrant's Restated By-laws are hereby incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-24341).

     3 The form of Stockholders Rights Plan is hereby incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-24341).